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                                                                    Exhibit 99.1

                     MARTHA STEWART LIVING OMNIMEDIA, INC.
                              11 WEST 42ND STREET
                               NEW YORK, NY 10036


               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T


                                 March 26, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0408


Ladies and Gentlemen:


Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Martha Stewart Living Omnimedia, Inc. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.


                                           Very truly yours,


                                           Martha Stewart Living Omnimedia, Inc.


                                           /s/ James Follo


                                           James Follo
                                           EVP, Chief Financial Officer